UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       CLAYMORE EXCHANGE-TRADED FUND TRUST
             (Exact Name of Registrant as Specified in Its Charter)


                 DELAWARE                              (SEE NEXT PAGE)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


2455 CORPORATE WEST DRIVE, LISLE, ILLINOIS                  60532
 (Address of principal executive offices)                 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered:                Each Class is to be so Registered:
          -------------------                 ---------------------------------
Shares of beneficial interest, no par value     New York Stock Exchange Arca

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.                           [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box.                           [ ]

Securities Act registration statement file number to which this form relates:
333-134551; 811-21906.

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of beneficial interest, without par value, of Claymore Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth for Claymore/Zacks Dividend Rotation ETF in Post-Effective Amendment No. 67 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission; and is set forth for Claymore/Clear Spin-off ETF, Claymore/Zacks Yield Hog ETF, Claymore/Zacks Mid-Cap Core ETF, Claymore/Sabrient Defender ETF, Claymore/BNY BRIC ETF, Claymore/S&P Global Dividend Opportunities Index ETF, Claymore/Sabrient Insider ETF, Claymore/Ocean Tomo Patent ETF, Claymore/Ocean Tomo Growth Index ETF, Claymore/Sabrient Stealth ETF, Claymore/Great Companies Large-Cap Growth Index ETF and Claymore/Zacks Sector Rotation ETF in Post-Effective Amendment No. 41 to the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-134551; 811-21906), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of 20 separate investment portfolios. The Trust's investment portfolio to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Claymore/Zacks Dividend Rotation ETF                                  26-0445625
Claymore/Clear Spin-Off ETF                                           20-5960089
Claymore/Zacks Yield Hog ETF                                          20-5318656
Claymore/Zacks Mid-Cap Core ETF                                       20-8625996
Claymore/Sabrient Defender ETF                                        20-5960411
Claymore/BNY BRIC ETF                                                 20-5318554
Claymore/S&P Global Dividend Opportunities Index ETF                  20-8623030
Claymore/Sabrient Insider ETF                                         20-5318718
Claymore/Ocean Tomo Patent ETF                                        20-5960286
Claymore/Ocean Tomo Growth Index ETF                                  20-8623549
Claymore/Sabrient Stealth ETF                                         20-5318766
Claymore/Great Companies Large-Cap Growth Index ETF                   20-8623549
Claymore/Zacks Sector Rotation ETF                                    20-5318620

ITEM 2.  EXHIBITS

1. The Trust's Amended and Restated Declaration of Trust is included as Exhibit
(a)(2) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

2. The Trust's By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust's Registration Statement on Form N-1A (File Nos. 333-134551; 811-21906), as filed with the Securities and Exchange Commission on September 15, 2006.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             CLAYMORE EXCHANGE-TRADED FUND TRUST

Date:  October 22, 2008                      By:    /s/ J. Thomas Futrell
                                                    -----------------------
                                                    J. Thomas Futrell
                                                    Chief Executive Officer